Exhibit 10.11

Loan Agreement

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made and entered into by and between the Parties below as of July 12, 2005:

(1) Hongcheng Technology Development Co., Ltd. (“Lender”), a limited liability company incorporated and registered at Beijing, China with its address at Rm. 417, No. 10 Xinghuo Road, Science and Technology Park, Fengtai District, Beijing

(2) Wang Gongquan (“Borrower”), ID Card No.: 220104611022181 his domicile is :

Each of the Lender and the Borrower shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

Borrower is a citizen of the People’s Republic of China (“China”);

Lender is a limited-liability company incorporated and registered at Beijing, China and agrees to provide a loan to Borrower.

After friendly negotiation, the Parties agree as follows:

1	Loan

1.1	In accordance with the terms and conditions of this Agreement, Lender agrees to provide a loan in the amount of RMB 300,000.00 to Borrower. The term of the Loan shall be 20 years from the date of this Agreement, which may be extended upon mutual consent of the Parties. During the term of the Loan or the extended term of the Loan, Borrower shall immediately repay the Loan in the event any one or more of the following circumstances occur:

(1)	Borrower’s death, lack of or limitations on civil capacity;

(2)	Borrower ceases (for any reason) to be an employee of Lender or its affiliates; or

(3)	Borrower engages in criminal act or is involved in criminal activities.

1.2	Lender agrees to remit the total amount of the Loan to the account designated by Borrower within 7 days after receiving a written notification from Borrower regarding the same. Borrower shall provide Lender with a written receipt for the Loan on the date receiving the Loan. The Loan provided by Lender under this Agreement shall inure to Borrower’s benefit only and not to Borrower’s successors or assignees.

1.3	Borrower agrees to accept the aforementioned Loan provided by Lender, and hereby agrees and warrants that the Loan will solely be used as the registered capital of Beijing Hongcheng Education Technology Co., Ltd. (the “Company”) to be established by Borrower in Beijing. Without Lender’s prior written consent, Borrower shall not use the Loan for any purpose other than as set forth herein, or transfer or mortgage any of its Equity Interest or other interest in the Company to any third party.

1.4	Lender and Borrower hereby agree and acknowledge that Borrower’s sole method of repayment shall be: transferring the Borrower’s Equity Interest in the Company in whole to Lender or Lender’s designated persons (legal or natural persons).

1.5	Lender and Borrower hereby agree and acknowledge that any proceeds from the transfer of the Borrower’s Equity Interest in the Company shall be used to repay the Loan to Lender in accordance with this Agreement and in the manner designated by Lender, and this Agreement shall be terminated simultaneously.

1.6	Lender and Borrower hereby agree and acknowledge that to the extent permitted by applicable laws, Lender shall have the right but not the obligation to purchase or designate other persons (legal or natural persons) to purchase Borrower’s Equity Interest in the Company in part or in whole at any time at the price agreed by the Parties.

Borrower also undertakes to execute an irrevocable Power of Attorney, which authorizes Lender to exercise all of Borrower’s rights as a shareholder of the Company.

1.7	Interest of the Loan. When Borrower transfers the Borrower’s Equity Interest in the Company to Lender or Lender’s designated persons, in the event the transfer price is equal to or lower than the principal of the Loan under this Agreement, the Loan under this Agreement shall be deemed as an interest-free loan. In such a circumstance, Borrower does not need to pay Lender the interest of the Loan. But in the event the transfer price is higher than the principal of the Loan under this Agreement, the difference shall be deemed as the interest of the Loan under this Agreement and shall be paid by Borrower to Lender.

2	Conditions Precedent

The obligation of Lender to provide the Loan to Borrower contemplated in Section 1.1 shall be subject to the satisfaction of the following conditions, unless waived in writing by Lender.

2.1	Borrower and Lender have executed an Equity Pledge Agreement (“Equity Pledge Agreement”), and according to the Equity Pledge Agreement, Borrower agrees to pledge Borrower’s Equity Interest to Lender.

2.2	Borrower, Lender and the Company have officially executed a Call Option Agreement, under which and to the extent permitted by Chinese laws, Borrower shall irrevocably grant Lender an exclusive option to purchase all of the Borrower’s Equity Interest (“Option Agreement”).

2.3	The aforementioned Equity Pledge Agreement and Option Agreement shall have full legal validity without any default or encumbrance related to these agreements or contracts, and all the related filing procedures, approvals, authorization, registrations and government procedures have been obtained or completed (as applicable).

2.4	All the representations and warranties by Borrower in Section 3.2 are true, complete, correct and not misleading and are true, complete, correct and not misleading on the dates of notification and drawdown, as though they are made on such dates.

2.5	Borrower has not violated the covenants in Section 4 of this Agreement, and no event which may affect Borrower’s performance of his obligations under this Agreement has occurred or is expected to occur.

3	Representations and Warranties

3.1	Between the date of this Agreement and the date of termination of this Agreement, Lender hereby makes the following representations and warranties to Borrower:

(a)	Lender is a company duly organized and legally existing in accordance with the laws of British Cayman Islands;

(b)	Lender has the legal capacity to execute and perform this Agreement. The execution and performance by Lender of this Agreement is consistent with Lender’s scope of business and the provisions of Lender’s corporate bylaws and other organizational documents, and Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Agreement;

(c)	The execution and performance by Lender of this Agreement do not constitute violation of any laws, regulations or governmental approvals, authorization, notices or other government documents that are binding or otherwise have impact on Lender, or any contract/agreement between Borrower and any third party or any covenants made by Borrower to any third party; and

(d)	This Agreement constitutes Lender’s legal, valid and binding obligations enforceable in accordance with its terms upon its execution.

3.2	Between the date of this Agreement and the date of termination of this Agreement, Borrower hereby makes the following representations and warranties:

(a)	The Company established by Borrower is a company duly organized and legally existing in accordance with the laws of China and Borrower is the legal owner of Borrower’s Equity Interest;

(b)	Borrower has the legal capacity to execute and perform this Agreement;

(c)	The execution and performance by Lender of this Agreement do not constitute violation of any laws, regulations or governmental approvals, authorization, notices or other government documents that are binding or otherwise have impact on Lender, or any contract/agreement between Borrower and any third party or any covenants made by Borrower to any third party;

(d)	This Agreement constitutes Borrower’s legal, valid and binding obligations enforceable in accordance with its terms upon its execution;

(e)	Unless in accordance with the provisions of the Equity Pledge Agreement, Borrower has not placed mortgage, pledge or any other security measures on Borrower’s Equity Interest, has not made any offer to any third party on the transfer of Borrower’s Equity Interest, has not made any covenant to the offer of any third party on the purchase of Borrower’s Equity Interest, and has not executed any agreement with any third party besides Lender’s affiliates on the transfer of Borrower’s Equity Interest;

(g)	There are no pending disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower and/or Borrower’s Equity Interest, nor are there any potential disputes, litigations, arbitrations, administrative proceedings or any other legal proceedings relating to Borrower and/or Borrower’s Equity Interest; and

(h)	The Company has acquired all government approvals, authorizations, licenses, and registrations, as well as completed all filing procedures necessary for the operation of the businesses within the scope of its Business License and ownership of its assets

4	Borrower’s Covenants

4.1	As a major shareholder of the Company, Borrower covenants that during the term of this Agreement, Borrower shall cause the Company:

(a)	without the prior written consent of Lender, not to supplement, change, or amend its Articles of Association in any manner, or to increase or decreases its registered capital or change its share capital structure in any manner;

(b)	to maintain the existence of the Company pursuant to good financial and commercial standards and practices, and prudently and effectively operate the business and handle related issues

(c)	without the prior written consent of Lender, not to sell, transfer, mortgage or otherwise dispose of, at any time after the date of this Agreement, the legal or beneficial interest in Borrower’s Equity Interest from any assets, business or revenues, or allow the encumbrances thereon of any security interest;

(d)	without the prior written consent of Lender, not to incur, succeed to, undertake or allow the existence of any liabilities, except for those (i) incurred during normal or daily operations other than in the form of loan; and (ii) having been disclosed and obtained the written consent from Lender;

(e)	to maintain all business under normal operations so as to maintain assets value;

(f)	without the prior written consent of Lender, not to enter into any significant contract (for the purpose of this paragraph, a contract will be deemed as a significant contract if the contract value exceeds RMB 1 million), except those entered into during normal operations;

(g)	without the prior written consent of Lender, not to provide any loan or credit to any other person;

(h)	to provide Lender with all the information about the Company’s business operations and financial conditions at Lender’s request;

(i)	to purchase from and maintain with insurance company acceptable to Lender the insurance with the same or similar premium and coverage as that generally maintained by the company with similar business and similar property or assets in the same region;

(j)	without the prior written consent of Lender, not to merge or consolidate with any person, or acquire or invest in any person;

(k)	to immediately notify Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Company’s assets, business or income;

(l)	to the extent necessary to maintain his ownership of all his assets, to execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims;

(m)	without the prior written consent of Lender, not to distribute dividends to shareholders in any form; however, Borrower shall immediately distribute all distributable profit to shareholders at Lender’s request;

(n)	at the request of Lender, to appoint any person designated by Lender as director of the Company;

(o)	to strictly abide by the provisions of the Option Agreement, and to refrain from any action/omission that may affect the effectiveness and enforceability of the Option Agreement.

4.2	Borrower covenants that during the term of this Agreement, he shall:

(a)	except in accordance with the Equity Pledge Agreement, without the prior written consent of Lender, not to sell, transfer, mortgage or dispose in any other manner of the legal or beneficial interest in Borrower’s Equity Interest, or allow placing any other encumbrances thereon of any security interest;

(b)	cause any shareholders’ meeting of the Company not to approve, without the prior written consent of Lender, the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in Borrower’s Equity Interest, or allow the encumbrance thereon of any security interest, except to Lender or Lender’s designated person;

(c)	cause any shareholders’ meeting of the Company not to approve, without the prior written consent of Lender, the merger or consolidation with any person, or acquire or invest in any person;

(d)	immediately notify Lender the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Borrower’s Equity Interest;

(e)	to the extent necessary to maintain his ownership of the Borrower’s Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

(f)	without the prior written consent of Lender, refrain from any action / omission that may have a material impact on the assets, business and liabilities of the Company;

(g)	appoint any person designated by Lender as director of the Company, at the request of Lender;

(h)	to the extent permitted by the laws of China, at the request of Lender at any time, promptly and unconditionally transfer all of Borrower’s Equity Interest to Lender or Lender’s designated representative(s) at any time, and cause the other shareholders of the Company to waive their right of first refusal with respect to the share transfer described in this Section;

(i)	to the extent permitted by the laws of China, at the request of Lender at any time, cause the other shareholders of the Company to promptly and unconditionally transfer all of their equity interests to Lender or Lender’s designated representative(s) at any time, and Borrower hereby waives his right of first refusal (if any) with respect to the share transfer described in this Section;

(j)	in the event that Lender purchases Borrower’s Equity Interest from Borrower in accordance with the provisions of the Option Agreement, use such purchase money obtained thereby to repay the Loan to Lender; and

(k)	strictly abide by the provisions of this Agreement, the Equity Pledge Agreement and the Option Agreement, perform his obligations under this Agreement, the Equity Pledge Agreement and the Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Agreement, the Equity Pledge Agreement and the Option Agreement.

5	Liability for Default

In the event that Borrower fails to perform the repayment obligations set forth in this Agreement, Borrower shall pay overdue interest of 0.01% per day for the outstanding payment, until the day Borrower repays the full principal of the Loan, overdue interests and other payable amounts.

6	Notices

Unless there is any written notice on the changes to the following addresses, all notices under this Agreement shall be sent by a commercial courier service, facsimile transmission or registered mail to the following addresses. In the event the notices are sent by registered mail, the date of delivery shall be the date of acceptance recorded on the receipt, in the event the notices are sent by a commercial courier service or facsimile transmission, the date of delivery shall be the sending date. In the event the notices are sent by facsimile transmission, the originals shall be sent to the following addresses immediately after the facsimile transmission by registered mail or a commercial courier service

Lender:	Hongcheng Technology Development Co., Ltd.
Address:	Rm. 417, No. 10 Xinghuo Road, Science and Technology Park, Fengtai District, Beijing
Phone:	010-83915888
Facsimile:	010-83913165

Borrower:	Wang Gongquan
Address:

7	Confidentiality

The Parties acknowledge and confirm that any oral or written information exchanged among them with respect to this Agreement is confidential. The Parties shall maintain the confidentiality of all such information. Without the written consent of the other Party, neither Party shall disclose any relevant information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that it is not due to the disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsels or financial advisors regarding the transaction contemplated hereunder, and such legal counsels or financial advisors are also bound by the confidentiality duties similar to the duties in this section. Disclosure of confidential information by the staff or employee of any Party shall be deemed as disclosure of such confidential information by such Party, which the Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

8	Governing Law and Resolution of Disputes

8.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by the laws of China.

8.2	In the event of any dispute with respect to the interpretation and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for the resolution of the dispute through negotiations, either Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules then effective. The arbitration shall be conducted in Beijing. The arbitration award shall be final and binding on both Parties.

8.3	Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

9	Miscellaneous

9.1	This Agreement shall become effective on the execution date thereof, and shall expire upon the date of full performance by the Parties of their respective obligations under this Agreement.

9.2	This Agreement shall be made in two originals, each Party having one original with equal legal force.

9.3	This Agreement may be amended or supplemented through written agreement by and between Lender and Borrower. Such written amendment agreement and/or supplementary agreement executed by and between Lender and Borrower are an integral part of this Agreement, and shall have the same legal force as this Agreement.

9.4	The invalidity of any clause under this Agreement shall not affect the legal force of the other clauses under this Agreement.

9.5	The attachments to this Agreement shall be an integral part of this Agreement and shall have the same legal force as this Agreement.

Lender: Hongcheng Technology Development Co., Ltd (Seal)

By:	/s/ Huang Bo
Name:	Huang Bo

By:	/s/ Wang Gongquan
Name:	Wang Gongquan